Exhibit 99.1

For Immediate Release	Contact: Jim Gattoni
Landstar System, Inc.
www.landstar.com
October 24, 2011	904-398-9400

LANDSTAR SYSTEM REPORTS 45 PERCENT INCREASE IN DILUTED EARNINGS

PER SHARE TO A THIRD QUARTER RECORD OF $0.64

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported 2011 record third quarter diluted earnings per share of $0.64 per diluted share, from net income of $30.2 million, compared to net income of $21.8 million, or $0.44 per diluted share, for the 2010 third quarter. Operating margin was 44.7 percent in the 2011 third quarter compared to 35.6 percent in the 2010 third quarter. Revenue for the 2011 third quarter was $684.0 million compared to $622.8 million in the 2010 third quarter. Included in the 2010 third quarter was a one-time charge of $3.8 million, or $0.05 per diluted share, related to the buy-out by the Company of its remaining contingent payment obligation from an acquisition completed in 2009.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2011 third quarter was $625.8 million, or 91 percent of revenue, compared to $573.5 million, or 92 percent of revenue, in the 2010 third quarter. In the 2011 and 2010 third quarters, the Company invoiced customers $72.7 million and $48.5 million, respectively, of fuel surcharges that were passed 100 percent to BCOs and excluded from revenue. Included in revenue hauled by third-party truck capacity providers in the 2011 and 2010 third quarters were $25.9 million and $20.3 million, respectively, of fuel surcharges invoiced to customers on revenue hauled by third-party truck brokerage carriers. Also included in revenue hauled by third-party truck capacity providers was revenue generated under the Company’s less-than-truckload substitute line haul service offering of $17.1 million and $48.4 million in the 2011 and 2010 third quarters, respectively. Revenue hauled by rail, air and ocean cargo carriers was $44.5 million, or 7 percent of revenue, in the 2011 third

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quarter compared to $36.2 million, or 6 percent of revenue, in the 2010 third quarter. Transportation management fee revenue generated by the supply chain solutions companies was $5.0 million and $4.3 million in the 2011 and 2010 third quarters, respectively.

Trailing twelve-month return on average shareholder’s equity was 39 percent and trailing twelve-month return on invested capital, net income divided by the sum of average equity plus average debt, was 27 percent. During the 2011 third quarter, the Company purchased 816,814 shares of its common stock under its authorized share purchase programs. In the thirty-nine week period ended September 24, 2011, the Company purchased a total of 1,013,507 shares of its common stock at a total cost of $41,966,000. Under the Company’s authorized share purchase program, the Company currently has a total of 709,000 shares of its common stock available for purchase. Landstar System, Inc. also announced that its Board of Directors has declared a quarterly dividend of $0.055 per share. The dividend is payable on December 2, 2011 to stockholders of record at the close of business on November 8, 2011. It is the intention of the Board of Directors to continue to pay a quarterly dividend.

“I am extremely pleased with the Company’s 2011 third quarter operating performance,” said Henry Gerkens, Landstar’s Chairman, President and CEO. “Revenue increased ten percent over the 2010 third quarter, even after taking into account the anticipated revenue decline in our substitute line haul service offering. Excluding the substitute line haul revenue from both the 2011 and 2010 third quarters, revenue increased 16 percent. During the 2011 third quarter, the growth rate in the number of loads hauled increased each month compared to the corresponding prior year month as we moved through the quarter. Revenue per load continued to be strong. Consolidated operating income increased 38 percent, while earnings per diluted share increased 45 percent to $0.64 per diluted share, the best third quarter diluted earnings per share in Landstar history.”

Gerkens continued, “Although I am very confident as Landstar enters the 2011 fourth quarter, the Company’s fourth quarter revenue performance in recent years has been somewhat inconsistent, especially in the latter part of the quarter. However, recent trends in September, and thus far in October, indicate continued strength in revenue per

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load and load volume. Assuming these trends continue throughout the 2011 fourth quarter, I would expect 2011 fourth quarter diluted earnings per share to be within a range of $0.62 to $0.67.”

Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2:00 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Third Quarter 2011 Earnings Release Conference Call.”

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing claims; dependence on independent sales agents; dependence on third-party capacity providers; disruptions or failures in our computer systems; a downturn in domestic or international economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2010 fiscal year, described in Item 1A Risk Factors, and other SEC filings from time-to-time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

About Landstar:

Landstar System, Inc. is a non-asset based provider of integrated supply chain solutions. Landstar delivers safe, specialized transportation and logistics services to a broad range of customers worldwide utilizing a network of agents, third-party capacity owners and employees. All Landstar transportation companies are certified to ISO

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9001:2008 quality management system standards and RC14001:2008 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

(Tables Follow)

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	September 24, 2011	September 25, 2010	September 24, 2011	September 25, 2010

Revenue	$1,931,560	$1,812,635	$684,013	$622,826
Investment income	1,294	1,069	373	495

Costs and expenses:
Purchased transportation	1,459,660	1,381,955	518,300	474,665
Commissions to agents	153,165	134,695	54,990	47,316
Other operating costs	22,050	21,952	6,427	6,448
Insurance and claims	34,096	37,609	9,381	11,480
Selling, general and administrative (1)	112,252	114,886	39,206	41,070
Depreciation and amortization	19,336	18,444	6,549	6,456

Total costs and expenses (1)	1,800,559	1,709,541	634,853	587,435

Operating income (1)	132,295	104,163	49,533	35,886
Interest and debt expense	2,340	2,699	735	1,035

Income before income taxes (1)	129,955	101,464	48,798	34,851
Income taxes	49,642	38,761	18,640	13,315

Net income (1)	80,313	62,703	30,158	21,536
Less: Net loss attributable to noncontrolling interest	(62)	(712)	—	(266)

Net income attributable to Landstar System, Inc. and subsidiary (1)	$80,375	$63,415	$30,158	$21,802

Earnings per common share attributable to Landstar System, Inc. and subsidiary (1)	$1.69	$1.27	$0.64	$0.44

Diluted earnings per share attributable to Landstar System, Inc. and subsidiary (1)	$1.68	$1.27	$0.64	$0.44

Average number of shares outstanding:
Earnings per common share	47,670,000	49,921,000	47,358,000	49,434,000

Diluted earnings per share	47,735,000	49,990,000	47,387,000	49,447,000

Dividends paid per common share	$0.155	$0.1400	$0.055	$0.0500

(1)	The 2010 thirty-nine and thirteen-week periods include a $3,800 one-time charge for the buyout by the Company of its remaining contingent payment obligation from an acquisition completed in 2009. Net of related income tax benefits, these costs reduced net income for the thirty-nine and thirteen-week periods ended September 25, 2010 by $2,348, or $0.05 per common share ($0.05 per diluted share).

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Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	Sept. 24, 2011	Dec. 25, 2010
ASSETS
Current assets:
Cash and cash equivalents	$69,409	$44,706
Short-term investments	28,177	23,266
Trade accounts receivable, less allowance of $4,652 and $5,324	388,235	307,350
Other receivables, including advances to independent contractors, less allowance of $5,018 and $5,511	53,515	23,943
Deferred income taxes and other current assets	19,073	21,652

Total current assets	558,409	420,917

Operating property, less accumulated depreciation and amortization of $147,237 and $137,830	128,388	132,649
Goodwill	57,470	57,470
Other assets	59,090	72,846

Total assets	$803,357	$683,882

LIABILITIES AND EQUITY
Current liabilities:
Cash overdraft	$23,061	$24,877
Accounts payable	180,488	137,297
Current maturities of long-term debt	16,548	22,172
Insurance claims	75,511	40,215
Other current liabilities	68,268	53,785

Total current liabilities	363,876	278,346

Long-term debt, excluding current maturities	110,526	99,439
Insurance claims	30,336	31,468
Deferred income taxes	20,078	23,662

Equity
Landstar System, Inc. and subsidiary shareholders’ equity
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 66,595,036 and 66,535,169 shares	666	665
Additional paid-in capital	164,766	169,268
Retained earnings	917,100	844,132
Cost of 19,689,466 and 18,674,902 shares of common stock in treasury	(805,189)	(763,182)
Accumulated other comprehensive income	1,198	881

Total Landstar System, Inc. and subsidiary shareholders’ equity	278,541	251,764

Noncontrolling interest	—	(797)

Total equity	278,541	250,967

Total liabilities and equity	$803,357	$683,882

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	September 24, 2011	September 25, 2010	September 24, 2011	September 25, 2010
Revenue generated through (in thousands):

Business Capacity Owners (1)	$1,020,856	$966,221	$351,108	$334,485
Truck Brokerage Carriers	747,122	705,189	274,731	239,026
Rail intermodal	53,991	51,840	19,159	17,748
Ocean cargo carriers	38,733	34,045	12,702	13,210
Air cargo carriers	29,528	13,853	12,628	5,291
Other (2)	41,330	41,487	13,685	13,066

	$1,931,560	$1,812,635	$684,013	$622,826

Number of loads:

Business Capacity Owners (1)	601,990	624,270	199,260	203,500
Truck Brokerage Carriers	441,930	456,410	154,720	148,080
Rail intermodal	22,750	23,120	7,920	7,630
Ocean cargo carriers	6,040	4,930	2,090	1,820
Air cargo carriers	6,110	4,870	2,110	1,740

	1,078,820	1,113,600	366,100	362,770

Revenue per load:

Business Capacity Owners (1)	$1,696	$1,548	$1,762	$1,644
Truck Brokerage Carriers	1,691	1,545	1,776	1,614
Rail intermodal	2,373	2,242	2,419	2,326
Ocean cargo carriers	6,413	6,906	6,078	7,258
Air cargo carriers	4,833	2,845	5,985	3,041

			September 24, 2011	September 25, 2010
Truck Capacity Providers

Business Capacity Owners (1) (3)			7,798	7,893

Truck Brokerage Carriers:
Approved and active (4)			18,402	17,393
Approved			9,088	9,490

			27,490	26,883

Total available truck capacity providers			35,288	34,776

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(2)	Includes premium revenue generated by the insurance segment and warehousing and transportation management fee revenue generated by the transportation logistics segment.
(3)	Trucks provided by Business Capacity Owners were 8,314 and 8,481 at September 24, 2011 and September 25, 2010, respectively.
(4)	Active refers to Truck Brokerage Carriers who have moved at least one load in the past 180 days.